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                                                                    Exhibit 4(e)
                                Amendment No. 2

                                       TO
                               NORAND CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------

     WHEREAS, Norand Corporation (the "Company") maintains the Norand Corporation Employee Stock Purchase Plan (the "Plan"); and

     WHEREAS, amendment of the Plan is now deemed desirable;

     NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Board of Directors of the Company under section 12 of the Plan, the Plan is hereby amended, effective January 1, 1996, subject to the approval of the Company's stockholders, by substituting the phrase "shall not exceed in the aggregate 600,000 shares" for the phrase "shall not exceed in the aggregate 300,000 shares" where the latter phrase appears in the first sentence of paragraph 3(a) of the Plan.



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